Page 17 of 24 Pages


                                    EXHIBIT C

                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated June 27, 1996, among Imperial Capital Worldwide Partners, L.P., a Delaware limited partnership ("Imperial"), SOROL, a New York general partnership ("Purchaser"), and Rogers & Wells ("Escrow Agent").

               WHEREAS:

          A. Imperial, Purchaser, Harvey Borsuk and Jonathan Borsuk have executed that certain Agreement of even date herewith pursuant to which, among other things, Purchaser has agreed to purchase and Imperial has agreed to sell certain interests in Science Management Corporation (the "Principal Agreement"); and

          B. All capitalized terms used and not expressly otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement; and

          C. The Escrow Agent is willing to act as escrow agent under the Principal Agreement pursuant to the terms of this Escrow Agreement.

               NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Imperial shall give Escrow Agent and Purchaser three (3) business days' notice of the Effective Date. Imperial shall inform Escrow Agent of the time and place of the consummation of the Plan (the "Closing") and a duly authorized representative of Escrow Agent shall, at Imperial's request, attend the Closing for the purpose of effecting the proceedings contemplated by this Escrow Agreement.

          2. On or prior to the Effective Date, Purchaser shall deliver the SMC Check to Escrow Agent. Escrow Agent shall accept and hold such SMC Check in escrow until the Effective Date whereupon Escrow Agent shall release and deliver the SMC Check to Science Management contemporaneously with and only upon completion of all of the following (a) Imperial's written request to Escrow Agent to release the SMC Check to Science Management, (b) Escrow Agent's receipt of written advice from Imperial that Imperial has received delivery of the Science Management Interests, and (c) Imperial's delivery to Escrow Agent of the Legended Relevant Assets, whereupon Escrow Agent shall notify Purchaser that Escrow Agent has received the Legended Relevant Assets.

          3. Escrow Agent shall hold all Legended Relevant Assets in escrow on the terms and conditions set forth herein until Imperial notifies Escrow Agent and Purchaser that Imperial has received the Imperial Payment (which notification Imperial shall deliver to Escrow Agent immediately upon Imperial's receipt of the Imperial Payment and completion of the conditions listed in paragraph 2 hereinabove) whereupon Escrow Agent shall release and deliver to Purchaser all Legended Relevant Assets. The assets placed in escrow pursuant to the provisions of paragraphs 2 and 3 hereof are hereinafter collectively referred to as the "Escrowed Property".

          4. If the conditions set forth in paragraphs 2 and 3 hereof shall not have been satisfied by August 31, 1996, unless said date has been mutually extended by an agreement signed by all the parties hereto, in which case the release of the Escrowed Property shall be governed by the terms of such extension agreement, then Escrow Agent shall return each item of the Escrowed Property to the party hereto which placed such item in escrow hereunder.



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                                                             Page 18 of 24 Pages


          5. Escrow Agent shall have no rights, duties or obligations with regard to the Escrowed Property except to follow the instructions contained herein. Escrow Agent's rights and duties are as a depositary only, and Escrow Agent is expressly precluded from accepting or making any partial or conditional release, delivery or payment, or imposing or waiving any condition on the release, delivery or payment by Escrow Agent, with respect to any of the Escrowed Property, except as expressly set forth herein.

          6. Escrow Agent shall be entitled to act on and rely upon any written notice or document which purports to have been signed or presented by the party or parties entitled to execute and delivery such document and Escrow Agent shall have no duty to inquire of or investigate the authorization, signature or authenticity of such person or document. Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of instruments, documents or securities now or hereafter deposited hereunder or delivered pursuant hereto, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such instrument, document, security or endorsement.

          7. Escrow Agent shall not be liable for any error of judgment or for any act taken or omitted by it or for any mistake in fact or law or for anything which it may do or refrain from doing in connection herewith except for its own willful misconduct or gross negligence. The parties hereto agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against any and all claims, liabilities, losses, actions suits or proceedings at law or in equity, or any other reasonable expenses, fees or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as escrow agent under this Escrow Agreement, other than claims, liabilities, losses, actions, suits, proceedings or expenses, charges or fees which shall have been finally determined by a court of competent jurisdiction to arise directly from the gross negligence or willful misconduct of Escrow Agent.

          8. Escrow Agent shall not be bound in any way by any other terms of any other agreement to which Imperial and Purchaser are parties, including the Principal Agreement, whether or not it has knowledge thereof, and Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Imperial or Purchaser or any other party thereto.

          9. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed jointly by Imperial and Purchaser, and agreed to by Escrow Agent which agreement by Escrow Agent shall not be unreasonably withheld, delayed or conditioned. Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. In the event that Escrow Agent shall, in good faith, be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its reasonable opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall jointly be directed otherwise in writing by Imperial and Purchaser or by a final judgment of a court of competent jurisdiction.

          10. Escrow Agent shall not be required to institute legal proceedings of any kind and may but shall not be required to defend any legal proceedings which may be instituted against it.

          11. This Escrow Agreement shall not create any fiduciary duty on Escrow Agent's part to Imperial or Purchaser or Science Management or any other person, firm or entity, nor disqualify Escrow Agent from representing Imperial in any dispute with Purchaser including any dispute with respect to this Escrow Agreement or the Principal Agreement or the transactions contemplated hereby or thereby. The parties to this Escrow Agreement acknowledge that Escrow Agent has represented and continues to represent Imperial and consents to the continued representation by Escrow Agent of Imperial. In connection with its duties hereunder, Escrow Agent will be acting for the benefit of the parties hereto.

          12. If the parties hereto shall be in disagreement about the interpretation of this Escrow Agreement, or about their rights or obligations hereunder or the propriety of any action taken by Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve such disagreement. Escrow Agent shall be indemnified by the parties hereto for all costs, including reasonable attorneys' fees, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received. Escrow Agent may resign upon thirty (30) days' written notice to the parties to this Escrow Agreement. If a successor escrow agent hereunder is not appointed within the thirty (30) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

          13.   All   notices,   requests,   demands,   deliveries   and   other
communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given if delivered by hand, air courier or messenger service or mailed, postage prepaid, certified mail, return receipt requested, if to Purchaser, addressed to SOROL, c/o Andrew Romay, 200 West 86th Street, New York, New York 10024, with a copy to Paul Soros, c/o Soros Associates, 888 Seventh Avenue, New York, New York 10106, if to Imperial, c/o Imperial Capital Funding Corporation, 666 Fifth Avenue, 37th Floor, New York, New York, 10103, attn: Jonathan Borsuk, and if to Escrow Agent, 200 Park Avenue, New York, New York 10166, attn: Shephard Melzer, Esq., or at such other address as any of the parties to this Escrow Agreement may hereafter designate by at least five (5) days' written notice to the others. Notice shall be deemed to have been delivered upon receipt in the case of hand delivery, five
(5) days after mailing in the case of mailing, and upon delivery if given to an air courier or messenger service.

          14. This Escrow Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and may not be changed orally, but only by an instrument in writing, signed by all the parties hereto. This Escrow Agreement shall be construed and enforced in accordance with the internal laws of the State of New York but without giving effect to conflict of laws rules. This Escrow Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

               IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

                         Imperial Capital Worldwide Partners, L.P.
                         By Imperial Capital Investors Corp.,
                            its general partner


                         By:
                            ------------------------------------------------
                         Its:



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                                                             Page 19 of 24 Pages


                         SOROL


                         By:
                            -------------------------------------------------
                         Its:


                         By:
                            -------------------------------------------------
                         Its:


                         Rogers & Wells



                          By:
                              -----------------------------------------------
                          Its:



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